Exhibit 23.2






                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hilb, Rogal and Hamilton Company Executive Voluntary
Deferral Plan of our report dated February 10, 1999, with respect to the consolidated financial statements and schedule of Hilb, Rogal and Hamilton Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                              /s/ ERNST & YOUNG LLP


Richmond, Virginia
December 17, 1999